                                 SCHEDULE 14A
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant  / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TMP WORLDWIDE INC.
   ------------------------------------------------------------------------

               (Name of Registrant as Specified In Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:


/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                              TMP WORLDWIDE INC.
                                 1633 BROADWAY
                           NEW YORK, NEW YORK 10019
                                 212-977-4200

                                                    April 27, 1998

Dear Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, May 27, 1998, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

         At the meeting you will be asked to elect five directors of the Company and to approve an amendment to the Company's 1996 Stock Option Plan which would increase the number of shares available for grant thereunder. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                  Thank you for your cooperation.

                                         Very truly yours,

                                         /s/Andrew J. McKelvey

                                         Andrew J. McKelvey
                                         Chairman of the Board
                                           of Directors and CEO

                              TMP WORLDWIDE INC.
                              ------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              ------------------

                                                         New York, New York
                                                         April 27, 1998

         Notice is hereby given that the Annual Meeting of Stockholders of TMP Worldwide Inc. will be held on Wednesday, May 27, 1998 at 11:00 a.m. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 for the following purposes:

         (1)      To elect five directors to serve for the ensuing year;

         (2) To consider and vote upon a proposal to amend the Company's 1996 Stock Option Plan to increase the number of shares which may be granted thereunder; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Stockholders of record at the close of business on April 9, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                                       THOMAS G. COLLISON
                                                       Secretary

                              TMP WORLDWIDE INC.
                                 1633 BROADWAY
                           NEW YORK, NEW YORK 10019
                              ------------------

                                PROXY STATEMENT

                              ------------------

                              GENERAL INFORMATION

Proxy Solicitation

         This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), and Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), of TMP Worldwide Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, May 27, 1998, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

         Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about April 27, 1998 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock and Class B Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

         Only stockholders of record at the close of business on April 9, 1998 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On April 9, 1998, there were 12,536,545 shares of Common Stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the Annual Meeting, and 13,587,541 shares of Class B Common Stock outstanding, each of which is entitled to ten votes on each of the matters to be presented at the Annual Meeting. Andrew J. McKelvey holds all of the Class B Common Stock giving him in excess of 91% of the combined voting power of the Company; other than Husic Capital Management, no other stockholder of the Company has in excess of 1% of the combined voting power of the Company. It is expected that Mr. McKelvey will vote for Proposal Nos. 1 and 2. The holders of a majority of the outstanding shares of Common Stock and Class B Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of March 20, 1998 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and
(iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.



                                             Amount and Nature of
                                            Beneficial Ownership of                              Percentage of
                                             Common Stock/Class B         Percentage of            Class B
Name of Beneficial Owner                         Common Stock              Common Stock          Common Stock
------------------------                    -----------------------       -------------          -------------


Andrew J. McKelvey..................              13,589,877(1)                 *                     100%
Thomas G. Collison..................                 124,695                    *                       --
James J. Treacy(2)..................                 303,141                    2.4%                    --
Jeffrey C. Taylor(3)................                 131,325                    *                       --
Paul M. Camara......................                 128,380                    *                       --
George R. Eisele....................                  84,788                    *                       --
John R. Gaulding(4).................                  21,250                    *                       --
Michael Kaufman(5)..................                   5,625                    *                       --
John Swann(6).......................                   8,438                    *                       --
The Capital Group Companies,
Inc.(7).............................                 814,500                    6.5%                    --
Husic Capital Management(8).........               1,507,275                   12.0%                    --
Provident Investment Counsel(9).....               1,014,677                    8.1%                    --
Putnam Investments, Inc.(10)........                 636,366                    5.1%                    --
All directors and executive officers
as a group (13 persons)(11).........              14,416,924                    6.6%                  100%


-------------------
*      Less than 1%

(1) Includes 13,587,541 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Each share of Class B Common Stock has ten votes per share. Also includes 2,000 shares of Common Stock owned by Mr. McKelvey's wife and 100 shares of Common Stock owned by Mr. McKelvey's daughter. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2)      Includes 300 shares of Common Stock owned by Mr. Treacy's daughters.

(3) Includes 5,906 shares of Common Stock, subject to options, which are exercisable within 60 days of March 20, 1998.

(4) Includes 11,250 shares of Common Stock, subject to options, which are exercisable within 60 days of March 20, 1998.

(5) Consists of 5,625 shares of Common Stock, subject to options, which are exercisable within 60 days of March 20, 1998.

(6) Consists of 8,438 shares of Common Stock, subject to options, which are exercisable within 60 days of March 20, 1998.

(7) Based on information set forth in Schedule 13G dated February 10, 1998, filed by the beneficial owner. The 13G states that such beneficial owner has sole voting power with respect to 542,500 of such shares and sole dispositive power with respect to all of the shares. The address of such beneficial owner is 333 South Hope Street, Los Angeles, CA 90071.

(8) Based on information set forth in an amended Schedule 13G dated January 23, 1998, filed by the beneficial owner. The amended 13G states that such beneficial owner shares voting power with respect to 1,064,700 of such shares and has shared dispositive power with respect to all of the shares. The address of such beneficial owner is 333 California Street, Suite 2900, San Francisco, CA 94104.

(9) Based on information set forth in an amended Schedule 13G dated February 2, 1998, filed by the beneficial owner. The amended 13G states that such beneficial owner has sole voting power with respect to 949,777 of such shares and has sole dispositive power with respect to all of the shares. The address of such beneficial owner is 300 North Lake Avenue, Pasadena, CA 91101.

(10) Based on information set forth in Schedule 13G dated January 16, 1998, filed by the beneficial owner. The 13G states that the voting power with respect to such shares is exercised by the beneficial owner's trustees and that such beneficial owner shares dispositive power with respect to such shares. The address of such beneficial owner is One Post Office Square, Boston MA 02109.

(11) Includes 32,767 shares subject to options which are exercisable within 60 days of March 20, 1998. Does not include 247,315 shares of Common Stock issuable pursuant to options which are not exercisable within 60 days of March 20, 1998.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

         Five directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:


                                          Year First                      Principal Occupation
Nominee                       Age       Became Director                During the Past Five Years
-------                       ---       ---------------                --------------------------


Andrew J. McKelvey             63            1967           Chairman of the Board,  CEO and a director since
                                                            founding the Company in 1967. Mr. McKelvey has
                                                            a B.A. from Westminster College. Mr. McKelvey
                                                            was a member of the Board of Directors of the
                                                            Yellow Pages Publishers Association and  the
                                                            Association of Directory Marketing from 1994
                                                            through September 1996.

George R. Eisele               61            1987           Director of the Company since September 1987
                                                            and  Executive Vice President of TMP Worldwide
                                                            Direct, the Company's direct marketing
                                                            division, since 1989.




John R. Gaulding               52            1996           Director  of the  Company  since  January  1996.
                                                            Mr. Gaulding is a private investor and business
                                                            consultant in the fields of strategy and
                                                            organization. He was Chairman and Chief Executive
                                                            Officer of National Insurance Group, a publicly
                                                            traded financial information services company,
                                                            from April through July 11, 1996, the date of
                                                            such company's sale and Corporate Vice President
                                                            of ADP, Inc. For six years prior thereto, he was
                                                            President and Chief Executive Officer of ADP
                                                            Claims Solutions Group. From 1985 to 1990, Mr.
                                                            Gaulding was President and Chief Executive
                                                            officer of Pacific Bell Directory, the yellow
                                                            page publishing unit of Pacific Telesis Group.
                                                            Mr. Gaulding served as Co-Chairman of the Yellow
                                                            Pages Publishers Association from 1987 to 1990.
                                                            He holds a B.S. from the University of California
                                                            at Los Angeles and an M.B.A. from the University
                                                            of Southern California.

Michael Kaufman                52            1997           Director  of the  Company  since  October  1997.
                                                            Mr. Kaufman is President of Consumer Markets
                                                            Group for Pacific Bell since August 1997. Prior
                                                            thereto, from May 1997, Mr. Kaufman was the
                                                            President and CEO of Pacific Bell Communications,
                                                            a subsidiary of SBC Communications Inc., and from
                                                            1993 through April 1997, he was the regional
                                                            president for the Central and West Texas market
                                                            area of Southwestern Bell Telephone. Mr. Kaufman
                                                            holds a B.A. and an M.B.A. from the University of
                                                            Wisconsin.

John Swann                     61            1996           Director of the Company since September 1996. In 1995,
                                                            Mr. Swann founded Cactus Digital Imaging Systems, Ltd.,
                                                            Canada's largest supplier of electronically
                                                            produced large format color prints.


         All directors hold office until the next meeting of the stockholders of the Company and until their successors are elected and qualified.

         The Board of Directors has a Compensation Committee charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option and benefit plans. The Compensation Committee is currently composed of Messrs. Gaulding and Swann. During 1997, the Compensation Committee did not meet but acted eight times by unanimous consent in lieu of a meeting. The Board of Directors also has an Audit Committee charged with recommending to the Board the appointment of independent auditors of the Company, as well as discussing and reviewing, with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee is currently composed of Messrs. Gaulding and Swann. During 1997, the Audit Committee met twice. The Board of Directors also has a Strategy Committee charged with recommending to the Board strategic plans. The Strategy Committee is currently composed of Messrs. Gaulding and Swann. During 1997, the Strategy Committee did not meet. Each Committee member attended at least 75% of the meetings of such Committee held when he was a member.

         During the fiscal year ended December 31, 1997, the Board of Directors held two meetings and acted twenty-one times by unanimous written consent in lieu of a meeting. Each director attended at least 75% of the meetings of the Board of Directors held when he was a Director.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

Vote Required

         The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

         THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1-ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                            EXECUTIVE COMPENSATION

         The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE



                                            Annual Compensation                      Long-Term Compensation
                                -----------------------------------------------      ----------------------
                                                                                                Awards
                                                                                                ------
                                                                        Other                            All
                                                                        Annual        Securities        Other
       Name and Principal                                               Compen-        Underlying       Compen-
            Position            Year       Salary          Bonus        sation       Options/SARs       sation
        --------------          ----       ------          -----        ------       ------------       ------

Andrew J. McKelvey,
Chairman of the Board
and CEO.......................  1997      $1,500,031            --    $23,111(1)             -            -
                                1996         696,416      $210,000      2,730(2)             -            -
                                1995         558,731       710,000      2,730(2)             -            -

James J. Treacy,
Chief Operating Officer and
Executive Vice President-
Finance and Strategy..........  1997         211,531        50,000      3,200(2)        71,666            -
                                1996         199,231       154,954      2,730(2)             -            -
                                1995         180,000       197,500      2,730(2)             -            -


Jeffrey C. Taylor,
Executive Vice President-
Interactive...................  1997         217,196       100,000     20,000(3)        41,125            -
                                1996         195,025        75,000    170,000(4)        11,250            -
                                1995         201,089         6,250     50,000(5)             -            -

Thomas G. Collison,
Vice Chairman and Secretary...  1997         207,031        50,320      3,200(2)        18,334            -
                                1996         212,573        40,000      2,730(2)             -            -
                                1995         205,418        62,000      2,730(2)             -            -

Paul M. Camara
Executive Vice President -
Creative/Sales/Marketing......  1997         225,030        52,680      3,200(2)        24,250            -
                                1996         225,000         6,081      3,000(2)             -            -
                                1995         225,000        35,566      3,000(2)             -            -


(1) $3,200 represents matching contributions made to the Company's 401(k) Plan and $19,911 represents lease payments for an automobile.

(2)  Represents matching contributions made to the Company's 401(k) Plan.

(3) $3,200 represents matching contributions made to the Company's 401(k) Plan and $16,800 represents lease payments for an automobile.

(4) $150,000 of such compensation includes payments made to Mr. Taylor in connection with the sale by a corporation of which Mr. Taylor was a principal of certain assets to the Company and $20,000 of such compensation represents the fair market value of 142,740 shares of Common Stock of the Company issued as compensation by the Company to Mr. Taylor in January 1996.

(5) Consists of payments made to Mr. Taylor in connection with the sale by a corporation of which Mr. Taylor was a principal of certain assets to the Company.

Stock Options

         The following table sets forth certain summary information concerning individual grants of stock options made during the year ended December 31, 1997 to each of the Company's executive officers named in the Summary Compensation Table.


                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                                                                                               Annual Rates of Stock
                                                                                                 Price Appreciation
                                                      Individual Grants                          for Option Term(2)
                                          -----------------------------------------              ------------------

                                          Number of       % of Total     Exercise
                                          Securities        Options      or Base
                                          Underlying       Granted to      Price
                                           Options         Employees        Per       Expiration
         Name                              Granted         in 1997(1)      Share         Date          5%         10%
         ----                              -------       ------------    ----------   ----------  ----------  ----------

Andrew J. McKelvey.................              0              -             -             -           -           -

James J. Treacy....................         66,666             5.5%        $12.875       1/06/07  $1,638,650  $3,118,707
                                             5,000              .9%         $15.00      12/12/07     112,300     223,280

Jeffrey  C. Taylor.................         26,125             2.2%        $12.875       1/06/07     642,152   1,222,156
                                            15,000             2.8%         $15.00      12/12/07     336,900     669,841

Thomas G. Collison.................         13,334             1.1%        $12.875       1/06/07     327,750     623,779
                                             5,000              .9%         $15.00      12/12/07     112,300     223,905

Paul M. Camara.....................         18,750             1.6%        $12.875       1/06/07     460,875     877,145
                                             5,500             1.0%         $15.00      12/12/07     123,530     245,608


--------------------
         (1) Based on 1,203,737 options granted in January 1997 and 530,000 options granted in December 1997, as the case may be.

         (2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the term of the option in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, or stock option exercises, will depend on the future price of the Common Stock and overall stock market conditions. The

                  Company's stock price, as reported by the Nasdaq National Market on December 31, 1997, was $23.00 per share.

         The following table sets forth at December 31, 1997 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation
Table:


                                             Number of Securities              Value of Unexercised
                                            Underlying Unexercised                 In-the-Money
                                              Options at Year End              Options at Year End(1)
                                         -----------------------------     -----------------------------
         Name                            Exercisable     Unexercisable     Exercisable     Unexercisable
         ----                            -----------     -------------     -----------     -------------

Andrew J. McKelvey...................         -                  -                -                -

James J. Treacy......................         0             71,666                0         $714,993

Jeffrey C. Taylor....................     5,906             46,469           96,563          471,890

Thomas G. Collison...................         0             18,334                0          175,007

Paul M. Camara.......................         0             24,250                0          233,844


------------------------
         (1) Computed based upon the difference between the Stock Option exercise price and the closing price of the Company's Common Stock on December 31, 1997 ($23.00).

Employment Agreements

         The Company has entered into an employment agreement with Andrew J. McKelvey, effective as of November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and President of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500,000 per year and mandatory bonuses of $375,000 per quarter. Mr. McKelvey has waived his bonus for the quarters which commenced February 15, 1997, May 15, 1997, August 15, 1997 and November 15, 1997. Under the

agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary and mandatory bonuses for the remaining term of the agreement at the times they would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and mandatory bonuses for a period of 180 days after any such termination at the times they would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

         The Company has entered into an employment agreement with James J. Treacy, effective as of November 18, 1996, for an indefinite term on an at-will basis. The agreement provides that either party may terminate the agreement for any reason. Pursuant to the agreement, Mr. Treacy will serve as Executive Vice President - Finance and Strategy of the Company for a base salary of $200,000 and an annual minimum bonus of at least $35,000. The agreement provides that in the event Mr. Treacy is terminated for "cause" or voluntarily resigns, he shall not be entitled to any severance, and in the event Mr. Treacy is terminated by reason of his death, disability or for other reasons, he or his estate shall be entitled to his base salary and minimum annual bonus for a period of one year after the effective date of his termination payable at the times they would have been payable had he remained employed, less income earned by him from the performance of any personal services during such period. The agreement contains confidentiality provisions, whereby Mr. Treacy agrees not to disclose any confidential information regarding the Company and its affiliates, as well as nonsolicitation provisions which prohibit Mr. Treacy from soliciting any active or prospective accounts of the Company or its affiliates for a period of one year following termination. In addition to his then current title, Mr. Treacy was also named as the Company's Chief Operating Officer in February 1998.

         The Company's subsidiary, TMP Interactive Inc., entered into an amended and restated employment agreement with Jeffrey C. Taylor, effective as of September 11, 1996, for a term ending November 9, 1998. That agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides that Mr. Taylor will serve as Chief Executive Officer of TMP Interactive Inc. and provides Mr. Taylor with a base salary of $125,000 per year and annual bonuses of at least $50,000 per year based on formulae mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 60 days' prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP Interactive Inc. shall pay Mr. Taylor his base salary and a minimum $50,000 annual bonus for the remaining term of the agreement at the times they would have been payable had he remained employed, less the consideration paid or earned by Mr. Taylor from other employment during such period. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP Interactive Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary and one-half of his $50,000 minimum annual bonus for the duration of the non-competition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of TMP Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

Stock Option Awards

         In January 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "Stock Option Plan"), which, as amended, provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to purchase an aggregate of up to 1,800,000 shares of the Common Stock of the Company. The Stock Option Plan permits the grant of options to officers, employees and consultants of the Company and its affiliates. On December 12, 1997, options to purchase an aggregate of 530,000 shares were granted, subject to stockholder approval to amend the aggregate number of options which may be granted under the Stock Option Plan, at a per share exercise price of $15.00. See "Proposal No. 2 - Amendment to the Stock Option Plan" for information concerning the Stock Option Plan and the proposed amendment to the Stock Option Plan.

Compensation of Directors


         Prior to the Company's initial public offering in December 1996, Mr. Gaulding, a non-employee director, received a director's fee of $20,000 per quarter plus reimbursement of expenses in connection with his duties as a director. Prior to the initial public offering, Mr. Swann and Mr. Pallu (a former director who resigned as of December 31, 1997), were provided with reimbursement of expenses incurred in connection with their respective duties as a director. As of the Company's initial public offering, Messrs. Gaulding, Swann, Pallu and Kaufman (who became a director in October 1997) each receive $15,000 per year for services rendered as directors, plus a per meeting fee of $5,000 for each meeting of the board of directors or a committee of the board of directors attended in person after the fifth such meeting attended in person, plus reimbursement of expenses incurred in connection with their duties as directors.

         The Company has adopted a Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 180,000 shares of Common Stock may be granted to non-employee directors. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. Pursuant to the Directors' Plan, each of Messrs. Gaulding, Kaufman and Swann, its non-employee directors, was granted an option to purchase 11,250 shares of Common Stock at a purchase price per share equal to the fair market value of the Common Stock on the date of such Director's election ($6.65 in the case of Mr. Gaulding, $23.63 in the case of Mr. Kaufman and $14.00 in the case of Mr. Swann). The options have a ten-year term and become exercisable as determined by the Committee. The options may be exercised by payment in cash, check or shares of Common Stock.

                Compensation Committee Report to Stockholders

         The report of the Compensation Committee (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee of the Board of Directors was formed in September, 1996 and consists of Messrs. Gaulding and Swann, each of whom is an independent non-employee director. The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock option and benefit plans.

Compensation Philosophy

         The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a number of years. The Committee believes that low executive turnover has been instrumental to the Company's success, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

         The compensation program reflects the following principles:

         o       Compensation should encourage increased stockholder value.

         o Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

         o Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

         o Compensation programs should enable the Company to attract and retain highly qualified professionals.

Pay Mix and Measurement

         The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

Base Salary

         The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

Incentives

                  Incentives consist of stock options and cash awards paid to the Company's senior and middle management executives. Incentives awarded to Mr. McKelvey are discussed under "Chief Executive Officer 1997 Compensation." Cash incentive payments and stock option awards in 1997 to Mr. Treacy were based on successful completion of a financing and expense control objectives as set forth in the Company's 1996 annual plan. Mr. Taylor's bonus was based on internet billings growth and internet traffic alliances. Mr. Collison's bonus was based on objectives for completing acquisitions and management of the relationship with the Company's primary lender. Mr. Camara's bonus was based on new business goals. In 1997, other key executives were granted stock options based on revenue, divisional or regional profit, client retention or other preset objectives related to performance as set forth in the Company's 1996 annual plan.

         The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.

Chief Executive Officer 1997 Compensation

         Pursuant to his employment agreement, the base salary for Andrew J. McKelvey, the Company's CEO and Chairman of the Board, was $1,500,031 during the Company's fiscal year ended December 31, 1997. Such base salary represents a 120.5% increase over the previous year's salary. In 1997, Mr. McKelvey prospectively waived his bonus. The employment agreement was entered into by the Company as a recognition of Mr. McKelvey's services to the Company as well as an acknowledgement of his stature in the industry.

         The aggregate compensation paid to Mr. McKelvey was deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. McKelvey.

Tax Effects

         Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly held corporation. "Performance-based compensation" is not subject to the deduction limitation if certain requirements are met. Based on the transition rules set forth in the Code and the regulations promulgated thereunder, compensation payable to Mr. McKelvey under his employment agreement should be exempt from the non-deductibility provisions of Section 162(m) through the 1999 calendar year.

         The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 1997 adequately reflect the Company's compensation goals and policies.


                            COMPENSATION COMMITTEE

                                  John R. Gaulding
                                  John Swann

Compensation Committee Interlocks and Insider Participation

         On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Gaulding and Swann to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. In January 1996 Mr. Gaulding and, in September 1996, Mr. Swann received, respectively, stock options to purchase 11,250 shares of Common Stock at an exercise price of $6.65 per share and $14.00 per share, equal to the fair market value on the date of grant.

                             CERTAIN TRANSACTIONS

         The Company has made advances to Messrs. McKelvey and Collison and David A. Hosokawa, a Vice Chairman. The total gross amounts advanced to Messrs. McKelvey, Hosokawa and Collison were $4,515,870, $123,659 and $6,954 in 1993, respectively; $9,206,681, $5,100 and $44,839 in 1994, respectively;
$612,509, $1,813 and $0 in 1995, respectively; and $4,537,159, $10,503 and $0 in 1996, respectively. Mr. McKelvey repaid $1,306,458 in 1993, $5,487,160 in 1994, $2,271,040 in 1995 and $1,577,157 in 1996. Mr. Hosokawa repaid $27,758 in 1994 and $0 in 1993, 1995 and 1996. Mr. Collison repaid $23,791 in 1993,
$6,614 in 1994, $4,550 in 1995 and $3,868 in 1996. Messrs. McKelvey, Hosokawa
and Collison repaid their loans to the Company in full in 1997.

         Messrs. McKelvey, Eisele, Paul Camara and Collison have approximately 69.4%, 10%, 5% and 5% interests, respectively, in International Drive, L.P.,

the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 1998 and the Company's rent for this space is $46,200 per month. Mr. McKelvey has an 80% interest in 12800 Riverside Drive Corporation, the lessor of the Company's 15,802 square foot office in North Hollywood, California. The Company has a month to month lease and the Company's rent for this space is $16,000 per month. Mr. McKelvey has a 49% interest in TMP Development Company Inc., the lessor of the Company's 11,915 square foot office in Holliston, Massachusetts. This lease is month to month and the Company's rent for this space is currently $16,200 per month. Mr. McKelvey has a 49% interest in TPH & AJM, a partnership, the lessor of the office occupied by Telephone Directory Advertising, Inc., an entity in which the Company has a 48.92% interest. This lease runs through May 1999 and Telephone Directory Advertising, Inc.'s rent for this space is currently $9,955 per month.

         On January 1, 1996, Cala H.R.C. Ltd., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with Cala Services Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which Cala H.R.C. Ltd. provides management services in exchange for a percentage of the billings of Cala Services Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. For the year ended December 31, 1997, Cala Services Inc. paid approximately $280,000 to the Company for management services.

         For the year ended December 31, 1997, Mr. Gaulding received $51,250 for consulting services.

         Other than the advances, the Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

                           The Company's Performance

         The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such

Acts.

                             [PERFORMANCE GRAPH]

                           12/13/96         12/31/96         12/31/97

TMP WORLDWIDE INC.          100.00            91.07           164.29
SIC CODE INDEX              100.00            94.93           136.82
NASDAQ MARKET INDEX         100.00            99.77           122.04


         The above Graph compares the performance of the Company from December 12, 1996, the date that the Company's Common Stock commenced trading on the Nasdaq National Market, through December 31, 1997, against the performance of the Nasdaq National Market Index and the Company's Peer Group (SIC Code Index) for the same period. The companies included in the Company's Peer Group are Ariely Advertising Ltd., Catalina Marketing Corp., Cordiant Plc, Digital Generation Systems, Inc., Food Court Entertainment Network, Inc., Greenstone Roberts Advertising, Inc., Grey Advertising, Inc., Healthworld Corp., Interpublic Group of Companies, Inc., Lamar Advertising Co., Leap Group, Inc., Metromail Corp., Obie Media Corp., Omnicom Group, Inc., Princeton Video Image, Saatchi & Saatchi plc, True North Communications and WPP Group plc.

               PROPOSAL NO. 2 - AMENDMENTS TO STOCK OPTION PLAN

         On December 12, 1997, the Compensation Committee of the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1996 Stock Option Plan (the "Stock Option Plan") which would increase the aggregate number of shares of Common Stock which may be issued under the Stock Option Plan from 1,800,000 to 3,000,000 shares, all of which would be available for the grant of either "incentive stock options," as defined in Section 422 of the Code, or options which do not qualify as incentive stock options (non-statutory stock options). The primary features of the Stock Option Plan are summarized below. The full text of the Stock Option Plan and the proposed amendment thereto are set forth in

Appendix A to this Proxy Statement and the following discussion is qualified by reference thereto.

         The Board of Directors believes that approval of the amendment will serve the best interests of the Company and its stockholders by permitting the Company to continue to utilize stock options as a means to attract and retain key employees and consultants who are in a position to contribute materially to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company and its subsidiaries. In addition, the availability of shares for grant under the Stock Option Plan is important in that it provides the Company an alternative or additional means of compensating key employees and consultants. As of December 11, 1997, there were 424,001 shares available for future grants under the Stock Option Plan. On December 12, 1997, options to purchase an aggregate 530,000 shares were granted subject to stockholder approval to amend the Stock Option Plan.


         The Stock Option Plan is currently administered by a Committee (the "Committee") which consists of the Board of Directors or, at the option of the Board, at least two non-employee directors, which has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options. Options may be granted from time to time through January 3, 2006, the termination date of the Stock Option Plan, to present and future officers and employees of the Company or an affiliate of the Company (an "Affiliate"), within the meaning of
Section 424(f) of the Code, and to consultants of the Company or an Affiliate who are not employees. All employees are eligible to participate in the Stock Option Plan and as of March 20, 1998, approximately 1,934 employees were participating in the Stock Option Plan.

         The Stock Option Plan, as currently in effect, permits the granting of options to purchase up to an aggregate of 1,800,000 shares of Common Stock of the Company. Under the Stock Option Plan, the Company may grant incentive stock options and non-statutory options. Under the Stock Option Plan, the exercise price for shares covered by an incentive stock option may not be less than 100% of the fair market value (as defined in the Stock Option Plan) of the Common Stock on the date of grant (110% in the case of a grant to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any affiliate entitled to vote (a "10% Stockholder")). The exercise price for shares covered by a non-statutory option may not be less than the par value of the Common Stock at the date of grant. All options must expire no later than ten years (five years in the case of an incentive stock option granted to a 10% Stockholder) from the date of grant. The Committee has the discretion to determine the period required for full exercisability of stock options. In no event, however, can the Committee shorten such period to less than six months.

         Any option outstanding after January 3, 2006 will remain in effect until it is exercised, terminates or expires in accordance with its terms. The Stock Option

Plan provides that the term of an option shall be ten years from the date of grant. The Stock Option Plan also provides that, following termination of employment, (i) if an optionee's employment is terminated for any reason other than the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, the optionee has 90 days, or such longer period as the Committee may at its sole discretion determine, to exercise his option to the extent exercisable on the date of termination of employment, and (ii) if an optionee shall cease to be employed by the Company as the result of his death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, the optionee has three years to exercise his option to the extent exercisable on the date he ceased to be employed. The Stock Option Plan also provides that options granted under the Stock Option Plan will be adjusted to reflect changes in the Company's capitalization and to reflect certain mergers or other combinations of the Company.

         As of March 20, 1998, options to purchase an aggregate of 1,870,425 shares were outstanding under the Stock Option Plan (including 530,000 stock options granted on December 12, 1997, subject to stockholder approval to amend the Stock Option Plan). No current director or nominee for election as a director received stock options under the Stock Option Plan. If the Proposal is adopted, the stock options that would be granted to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company are set forth below in the following table:

                  STOCK OPTIONS TO BE GRANTED IF THE TMP 1996
                    EMPLOYEE STOCK OPTION PLAN IS AMENDED

                                         Exercise Price Per
Name and Position                           Stock Option      Number of Options
-----------------                        ------------------   -----------------
Andrew J. McKelvey,                               --                   0
Chairman of the Board and CEO

James J. Treacy, Chief                            (1)              5,000
Operating Officer and
Executive Vice President
- Finance and Strategy

Jeffrey C. Taylor,                                (1)             15,000
Executive Vice President
-Interactive

Thomas G. Collison, Vice                          (1)              5,000
Chairman and Secretary

Paul M. Camara,                                   (1)              5,500
Executive Vice President -
Creative/Sales/Marketing

Executive Group                                   (1)             41,769

Non-Executive Director                            --                   0
Group

Non-Executive Officer                             (1)            488,231
Employee Group
----------------
(1) The exercise price per stock option is $15.00, the closing price of the Company's Common Stock on December 12, 1997, the date of grant. The options are exercisable in equal annual installments of 25% commencing December 31, 1998.

Federal Income Tax Consequences

         Following is a summary of the salient Federal income tax consequences associated with options granted under the Stock Option Plan.

         An optionee will not realize taxable income upon the grant of an option. In general, the holder of a non-statutory option will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction in the same amount subject to the deduction limitations of Section 162(m) of the Code, as discussed below. If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made. Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise). If the stock acquired upon the exercise of a non-statutory option has been held for more than one year at the time of its disposition, such gain or loss will be long-term capital gain or loss.

         The holder of an incentive stock option does not realize taxable income upon exercise of the option, although the option spread is an adjustment to taxable income that may result in alternative minimum tax for the optionee (the adjustment, if any, is also added to the basis of the stock for purposes of determining adjusted gain or loss under the alternative minimum tax when the stock is sold). If the stock acquired upon exercise of the incentive stock option is sold or otherwise disposed of within two years from the incentive stock option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction in the same amount subject to the deduction limitations of Section 162(m) of the Code. Any remaining gain is treated as short-term or long-term capital gain, depending on the holding period. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be long-term capital gain or loss and the Company will not be entitled to a deduction.

         Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly-held corporation. "Performance-based compensation" is not subject to the deduction limitation if certain requirements are met. Accordingly, the Stock Option Plan has been designed to ensure that compensation resulting from the exercise of stock options can be fully deductible to the Company.

Vote Required

         The affirmative vote of the holders of a majority of the aggregate voting power of the Company's shares of Common Stock and Class B Common Stock present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

         BDO Seidman, LLP have been the independent auditors for the Company since November 15, 1992 and will serve in that capacity for the 1998 fiscal year. A representative of BDO Seidman, LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

         All stockholder proposals which are intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 4, 1998 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                           By Order of the Board of Directors

                                           Thomas G. Collison
                                           Secretary

Dated:  April 27, 1998

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: TMP WORLDWIDE INC., ATTENTION: MYRON F. OLESNYCKYJ, ESQ., 1633 BROADWAY, 33rd FLOOR, NEW YORK, NEW YORK 10019.

                                                                    Appendix A

         Below is the text of the Company's 1996 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1996 Stock Option Plan is set forth in bold print and the language to be deleted is set forth in brackets.

                              TMP WORLDWIDE INC.
                            1996 STOCK OPTION PLAN

         I. Purpose. The purpose of the TMP Worldwide Inc. 1996 Stock Option Plan (the "Plan") is to enable TMP Worldwide Inc. (the "Company") and its stockholders to secure the benefit of the incentives inherent in common stock ownership by present and future officers and other employees and personnel of, and consultants to, the Company and its affiliates. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate individuals who will be largely responsible for the continued profitability and growth of the Company and its affiliates.

         II. Stock Subject to the Plan. Subject to the provisions of Section VI(a) hereof, the Company may issue and sell a total of 3,000,000 [1,800,000] shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. The maximum option grant which may be made in any calendar year to any individual shall not cover more than 150,000 shares. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which terminates or expires by its terms, by cancellation or otherwise.

         III. Administration. The Plan will be administered by a committee (the "Committee") consisting of the Board, or at the option of the Board, at least two directors appointed by and serving at the pleasure of the Board. If the Board does not act as the Committee, the members of the Committee shall be "non-employee directors" within the meaning and for the purposes of Rule 16b-3. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of an affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

         IV. Eligibility. Options may be granted under the Plan to present and future officers and other employees (including but not limited to directors who are employees) or other personnel of the Company or an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (an "Affiliate"), and to consultants to the Company or an Affiliate who are not employees. Options may not be granted to directors of the Company or an Affiliate who are not also employees of or consultants to the Company and/or an Affiliate. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, the exercise price, restrictions on the exercisability of the option and/or on the disposition of the shares of Common Stock issued upon exercise thereof, and whether or not the option is to be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option").

         V. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Subject to the provisions hereof, each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

                  a. Option Exercise Price. In the case of an option which is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the Option is granted; and in the case of an Incentive Stock Option, the exercise price per share may not be less than the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an affiliate (a "ten percent shareholder")). For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

                   b. Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

                  c.       Exercise of Options.

                           (1) General. No option will become exercisable
                  unless the person to whom the option is granted remains in the continuous employ or service of the Company or an Affiliate for at least six months (or for such other period as the Committee may designate) from the date the option is granted. The Committee will determine and will set forth in the option agreement any vesting or other restrictions on the exercisability of the option, subject to earlier termination of the option as may be required hereunder, and any vesting or other restrictions on shares of Common Stock acquired pursuant to the exercise of the option. All or part of the exercisable portion of an option may be exercised at any time during the option period. An option may be exercised by transmitting to the Company, in a manner prescribed or approved by the Committee, (1) a written notice specifying the number of shares to be purchased, and
                  (2) payment of the exercise price, together with the amount, if any, deemed necessary by the Company to enable the Company or an Affiliate, as the case may be, to satisfy its income tax withholding obligations with respect to such exercise unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations. Subject to the provisions of applicable law, the Company may agree to retain and withhold a number of shares of Common Stock sufficient to reimburse the Company for all or part of its withholding tax obligation.

                           (2) Stock Registration Required. Notwithstanding
                  anything in the Plan to the contrary, no option may be

                  exercised unless and until a registration statement covering the shares of Common Stock issuable upon exercise of options granted hereunder has been filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended. Nothing in this Plan shall be deemed to obligate the Company to effect any such registration.

                  d. Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

                  e. Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                  f. Nontransferability of Options. No option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the applicable laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

                  g. Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any Affiliate, then, unless terminated sooner under the provisions hereof or under the provisions of the optionee's option agreement, and unless determined otherwise by the Committee acting in its sole discretion, (i) if such termination of employment or service occurs by reason of the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, then the optionee's outstanding options will be fully vested and may be exercised within three years from the date of the termination of employment or service, and, at the end of such three-year period, any unexercised outstanding options will terminate; and (ii) if the optionee's employment or service is terminated for any reason other than the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, then the optionee's outstanding options, to the extent then otherwise vested and exercisable, may be exercised within ninety days from the date of such termination of employment or service and, at the end of such ninety-day period, any unexercised vested and outstanding options will terminate, and the optionee's nonvested outstanding options will terminate upon the optionee's termination of employment or service. Solely for purposes of the Plan, the transfer of an employee from the employ of the Company to an Affiliate, or vice-versa, or from one Affiliate to another shall not be deemed a termination of employment.

                  h. Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable. In the case of an Incentive Stock Option, at the time the option is granted the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which the Incentive Stock Option is exercisable for the first time by the optionee during any calendar year may not exceed $100,000.

         VI.  Capital Changes, Reorganization, Sale.

                  a. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares for which options may be granted to any individual in any calendar year, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

                  b. Cash, Stock or Other Property for Stock. Except as provided in Section VI(c) below or as otherwise expressly provided in the optionee's option agreement, upon merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part to the extent permitted by the option agreement, and, if the Committee in its sole discretion shall determine, may exercise the option whether or not the vesting requirements set forth in the option agreement have been satisfied.

                  c. Conversion of Options on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The Committee shall determine in its sole discretion if the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

                  d. Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

                  e. Determination of Board to be Final. All adjustments under this Section VI shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         VII. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely any outstanding option without the written consent of the optionee. Except as otherwise provided in Section VI, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, increase the number of shares with respect to which options may be granted to any individual in any calendar year, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any stock option agreement made hereunder at any time and from time to time (e.g., to accelerate vesting upon a change of control), provided, however, that any amendment which would adversely affect the rights of the optionee may not be made without the optionee's prior written consent.

         VIII. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Affiliate.

         IX. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

         X. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.


         XI. Term of the Plan. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.

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                              TMP WORLDWIDE INC.

               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


         The undersigned hereby appoints Andrew J. McKelvey and Thomas Collison, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 at 11:00 A.M. on Wednesday, May 27, 1998, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

         Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

             (To be Completed, Signed and Dated on Reverse Side)


                                                       TMP WORLDWIDE INC,
                                                       P.O. BOX 11281
                                                       NEW YORK, N.Y. 10203-0281

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
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1. ELECTION OF DIRECTORS

   FOR all nominees       WITHHOLD AUTHORITY to vote          *EXCEPTIONS
   listed below     / /   for all nominees listed below / /              / /

Nominees: Andrew J. McKelvey, George R. Eisele, John R. Gaulding, Michael
          Kaufman, John Swann
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions ____________________________________________________________________

2. APPROVAL OF AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN.

   FOR / /   AGAINST / /   ABSTAIN / /

3. Transaction of such other business as may properly come before the meeting and any adjournment thereof.

Note: This proxy will be voted as specified. If no specification is made, it will be voted FOR all nominees in proposal 1 and FOR proposal 2. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting.

                                                       Change of Address and
                                                       or Comments Mark Here / /

                                            NOTE: Please mark, date and sign
                                            exactly as name appears hereon,
                                            including designation as executor,
                                            trustee, etc., if applicable. A
                                            corporation must sign in its name by
                                            the President or other authorized
                                            officer. All co-owners must sign.

                                            Dated: _______________________, 1998

                                            ____________________________________
                                                       (Signature)

                                            ____________________________________
                                               (Signature if held jointly)


Please return the proxy card promptly       Votes must be indicated (X) in Black
using the enclosed envelope.                or Blue ink. /X/

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